Exhibit 99.1

METREOS CORPORATION

2000 STOCK OPTION AND INCENTIVE PLAN

1. Definitions. The following definitions are applicable to the Plan:

“Affiliate” - Any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” - The grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right or any combination thereof, as provided in the Plan.

“Code” - The Internal Revenue Code of 1986, as amended.

“Committee” - The Committee referred to in Section 3 hereof.

“Continuous Service” - The absence of any interruption or termination of service as a director, advisory director, director emeriti, officer or employee of the Corporation or an Affiliate, except that when used with respect to any Options or Rights which at the time of exercise are intended to be Incentive Stock Options, continuous service means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director or director emeritus, continuous service shall mean availability to perform such functions as may be required of such persons.

“Corporation”- Metreos Corporation, a Delaware corporation.

“Employee” - Any person, including an officer or director, who is employed by the Corporation or any Affiliate.

“ERISA” - The Employee Retirement Income Security Act of 1974, as amended.

“Exercise Price” - In the case of (i) an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option, and (ii) a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 12 hereof upon exercise of such Right.

“Incentive Stock Option” - An option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422(b) of the Code.

“Limited Stock Appreciation Right” - A stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

“Market Value” - The average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the NASDAQ System, or any similar system then in use or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

“Non-Employee Director” - A director who (i) is not currently an officer or employee of the Corporation; (ii) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); (iii) has not been an officer of the Corporation; (iv) does not receive remuneration from the Corporation in any capacity other than as a director; and (v) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

“Non-Qualified Stock Option” - An option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is not intended to qualify under Section 422(b) of the Code.

“Option” - An Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” - Any director, advisory director, director emeritus, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award or who is granted an Award pursuant to Section 19 hereof.

“Plan” - The 2000 Stock Option and Incentive Plan of the Corporation.

“Related” - In the case of (i) a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of an Option or another Right, and (ii) an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

“Right” - A Limited Stock Appreciation Right or a Stock Appreciation Right.

“Shares” - The shares of common stock of the Corporation.

“Stock Appreciation Right” - A stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

“Ten Percent Beneficial Owner” - The beneficial owner of more than ten percent (10%) of any class of the Corporation’s equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

2. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors, director emeritus, officers and employees of the Corporation and its Affiliates. It is intended that designated options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options.

3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. Until such time as Non-Employee Directors are appointed, the Committee shall consist of all Ten Percent Beneficial Owners. When at least two Non-Employee Directors are appointed, the members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

Once the Committee consists of Non-Employee Directors as provided for in this Section, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee. During the period in which the Ten Percent Beneficial Owners constitute the Committee as provided for in this Section, all acts of the Committee require unanimous consent, either by meeting or in writing without a meeting.

4. Participation in Committee Awards. The Committee may select from time to time participants in the Plan from those directors (including advisory directors and directors emeriti), officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

5. Shares Subject to Plan. Subject to adjustment by the operation of Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is One Hundred Thousand (100,000) Shares of the Corporation. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (b) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (d) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right.

At the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the “Option Agreement”).

7. Exercise of Options or Rights.

7.1 Time of Exercise. Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs 7.3 and 7.4 of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

7.2 Notice. To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (a) in cash (including check, bank draft or money order), or (b) by delivering (i) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (ii) a combination of cash and such Shares.

7.3 Service. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (excluding death, disability and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service by reason of death or disability, then, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Right, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable (a) in the event of death for the period described in paragraph 7.4 of this Section 7, and (b) in the event of disability for a period of one year following such date. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the effective date of such termination.

7.4 Death of Participant. In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three-month period referred to in paragraph 7.3 of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right upon his death as provided in paragraph 7.3 above, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

7.5 Other Terms. Notwithstanding the provisions of Sections 7.3 and 7.4 to the contrary, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law. Cash settlements of Rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b-3(e) under the Securities Exchange Act of 1934 or any similar or successor provision.

8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant’s lifetime only by such Participant, (d) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least one hundred ten percent (110%) percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (e) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market

Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options.

A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the “Offer Price per Share” (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

For the purposes of this Section 10, the term “Offer” shall mean any tender offer or exchange offer for Shares other than one made by the Corporation; provided, that the corporation, person or other entity making the offer acquires pursuant to such offer either

(a) twenty-five percent (25%) of the Shares outstanding immediately prior to the commencement of such offer, or (b) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty (60) days of the expiration date of the offer in question, equals twenty-five percent (25%) of the Shares outstanding immediately prior to the commencement of the offer in question. The term “Offer Price per Share” as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (i) the valuation placed on such securities or property by the corporation, person or other entity making such Offer, or (ii) the valuation placed on such securities or property by the Committee.

11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number, class and exercise price of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

12. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate or articles of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted at least six months prior to such event shall have the right (subject to the provisions of the Plan and any limitation or vesting period applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

13. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

14. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

15. Delivery and Registration of Stock. The Corporation’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or other system on which Shares may then be listed, and (b) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

16. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, and may, in its sole discretion, withhold sufficient Shares to cover the amount of taxes which the Corporation is required to withhold. No discretion or choice shall be conferred upon any Participant, or other Person entitled to receive Shares, with respect to the form, timing or method of any such tax withholding.

17. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (a) increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (b) materially increase the benefits accruing to Participants, (c) materially change the requirements as to eligibility for participation in the Plan, or (d) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan. Notwithstanding anything else in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934, such provisions may not be amended more than once every six (6) months, other than as required to comply with changes in the Code, ERISA or the rules thereunder.

18. Effective Date and Term of Plan. The Plan shall become effective upon its ratification by stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 17 hereof.